UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 18, 2014

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-186073 (1933 Act)	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 below is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in our Current Report on Form 8-K filed on August 20, 2014, or the Form 8-K, we, through, Griffin-American Healthcare REIT III Holdings, LP, our operating partnership, and certain of our subsidiaries, or the subsidiary guarantors, entered into a credit agreement, or the Credit Agreement, with Bank of America N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; Griffin-American Healthcare REIT III, Inc., as General Partner; Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arranger and joint bookrunner; KeyBank National Association, as syndication agent; KeyBanc Capital Markets, as joint lead arranger and joint bookrunner; and the lender named therein, to obtain a revolving line of credit with an aggregate maximum principal amount of $60,000,000.

This Amendment No. 1 to the Form 8-K is being filed to provide a copy of the Form of Subsidiary Guarantor Joinder Agreement and Form of Pledge Agreement, as required to be entered into by our subsidiaries that directly or indirectly, as applicable, own the real estate to be included in the Unencumbered Property Pool pursuant to the Credit Agreement, which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Form of Subsidiary Guarantor Joinder Agreement
10.2	Form of Pledge Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

November 7, 2014	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Subsidiary Guarantor Joinder Agreement
10.2	Form of Pledge Agreement